UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                                 CURRENT REPORT

                            PURSUANT TO SECTION 14(C)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: October 12, 2000

                              Cyberbotanical, Inc.
                              --------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
                                     ------
         (State or other jurisdiction of incorporation or organization)


         232457 10 1                                   88-0356200
         -----------                                   ----------
        (CUSIP Number)                    (IRS Employer Identification Number)

                          c/o Richard Surber, President
           268 West 400 South, Suite #300, Salt Lake City, Utah 84101
           ----------------------------------------------------------
                    (Address of principal executive offices)

                             (801) 575-8073 Ext. 106
                             -----------------------
              (Registrant's telephone number, including area code)


                        We Are Not Asking You For a Proxy
                                       AND
                    You Are Requested Not to Send Us A Proxy


Check the appropriate box:

         [   ]    Preliminary Information Statement
         [   ]    Confidential, for Use of the Commission Only (as permitted by
                  Rule 14c-5(d)(2)
         [ X ]    Definitive Information Statement












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



                               -------------------
                              CYBERBOTANICAL, INC.
                (Name of Registrant as Specified in its Charter)
                              --------------------

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Payment of Filing Fee (Check the appropriate box):

     [    ] No fee required.
     [    ] Fee computed on table below per Exchange  Act Rules  14(c)-5(g)  and
            0-11.
          1) Title of each class of securities to which transaction applies:
          2) Aggregate number of securities to which transaction applies:
          3) Per unit price or other  underlying  value of transaction  computed
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          5) Total fee paid: $125.00

     [ X ]   Fee paid previously with preliminary materials.

     [  ] Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1) Amount Previously Paid:
          2) Form, Schedule or Registration No.:
          3) Filing Party:
          4) Date Filed

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



                              CYBERBOTANICAL, INC.
                          268 WEST 400 SOUTH, SUITE 300
                           SALT LAKE CITY, UTAH 84101

                       Notice of Action by Written Consent
                  of a Majority of the Outstanding Common Stock
                            taken on October 12, 2000

To the Stockholders of Cyberbotanical, Inc.:

Notice is hereby given that written consent has been granted by the holder of a majority of the outstanding shares of common stock of Cyberbotanical, Inc. (the "Company") and the name of the Company will be changed from Cyberbotanical, Inc. to Wichita Development Corporation and the number of authorized $0.001 par value shares of the Common Stock of the Company will be increased from 20,000,000 to 200,000,000. The number of preferred shares authorized remains at 5,000,000. The changes are expected to become effective on November 13, 2000.

Only stockholders of record at the close of business on October 12, 2000 (the "record date") shall be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

                                       By Order of the Board of Directors


                                       /s/  Richard D. Surber
                                       --------------------------------
                                       Richard D. Surber, President

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



This information statement is being furnished to all holders of the common stock of the Company in connection with the Action by Written Consent to amend the Company's articles of incorporation.

                                     ITEM 1.

                              INFORMATION STATEMENT

This information statement is being furnished to all holders of the common stock of Cyberbotanical, Inc., a Nevada Corporation ("Cyberbotanical"), in connection with resolutions of the board of directors and the written consent of a holder of in excess of 50% of the common stock of Cyberbotanical providing for an amendment to Cyberbotanical's articles of incorporation changing the name of Cyberbotanical to "Wichita Development Corporation," and increasing Cyberbotanical's authorized common shares from 20,000,000 shares of $0.001 par value common stock to 200,000,000 shares of $0.001 par value common stock.

The board of directors and a person owning the majority of the outstanding voting securities of Cyberbotanical have unanimously adopted, ratified and approved resolutions to effect the name change and recapitalization. No other votes are required or necessary. See the caption "Vote Required for Approval," below. The amendment was filed with the Nevada Secretary of State on October 12, 2000 and the changes are expected to become effective on November 13, 2000.

New stock certificates taking into account the name change may be obtained from Signature Stock Transfer Inc., whose address and telephone number are as follows:

                  14675 Midway Road, Suite 221
                  Addison, Texas 75001
                  Telephone (972) 788-4193

No transfer fee is required to effect such a transfer. Stock certificates being transferred into the present owner's name need not be signed or guaranteed. Those being transferred to someone other than the present record owner must be signed and bear a "Medallion Member" bank or broker/dealer signature guarantee.

The Form 10-QSB filed by Cyberbotanical with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission's web site at www.sec.gov in the Edgar Archives. Cyberbotanical is "current" in the filing of all reports required to be filed by it. See the caption "Additional Information," below.

                         DISSENTER'S RIGHTS OF APPRAISAL

The Nevada Revised Statutes ("the Nevada law") do not provide for dissenter's rights of appraisal in connection with the Name Change or Recapitalization.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The board of directors has fixed the close of business on October 12, 2000 as the record date for the determination of the common shareholders entitled to notice of action by written consent.

At the record date, the Company had outstanding 19,442,000 shares of $0.001 par value common stock. Richard D. Surber, by virtue of his position as President of Kelly's Coffee Group, Inc. and CyberAmerica Corporation holds a controlling interest of 19,400,000 shares of the $0.001 par value common stock of the Company as of the record date, representing more than a majority of the company's outstanding common stock. Richard Surber has consented to the action required to effect the amendments to the Company's articles of incorporation. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

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



Richard Surber personally owns no shares of Cyberbotanical's stock as of the record date. Per a Stock Purchase Agreement dated September 15, 2000, the Company compensated Mr. Surber five thousand dollars ($5,000.00) cash for his 1,000,000 shares of common stock. The Agreement is attached to this Schedule 14C as Exhibit "B".

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT
STOCKHOLDERS

The following table sets forth information about the beneficial ownership of the Company's Common Stock, (no shares of preferred stock are outstanding) as of the record date, October 12, 2000, by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock; (ii) each of the Company's named Executive Officers and Directors; and
(iii) all Directors and Executive Officers as a group:


  Title of Class        Name and Address of Beneficial       Amount and Nature of       Percent of Class
                                   Ownership                 Beneficial Ownership
  ======================================================================================================
   Common Stock            Richard Surber, President
                           268 W. 400 S., Suite 300               19,400,000(1)               94.9%
                          Salt Lake City, Utah 84101

   Common Stock            CyberAmerica Corporation                1,000,000                  4.9%
                            268 W. 400 S. Suite 300
                          Salt Lake City, Utah 84101

   Common Stock           Kelly's Coffee Group, Inc.              18,400,000                  90.0%
                            268 W. 400 S.Suite 300
                          Salt Lake City, Utah 84101

   Common Stock           All Executive Officers and              19,400,000                  94.9%
                             Directors as a Group
  ======================================================================================================

As of the record date, October 12, 2000, the Company had 19,442,000 shares of its common voting stock issued and outstanding.

                           VOTE REQUIRED FOR APPROVAL

Section 78.385 of the Nevada Revised Statutes provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendments discussed herein. The procedure and requirements to effect an amendment to the articles of incorporation of a Nevada corporation are set forth in Section 78.390. Section 78.390 provides that proposed amendments must first be adopted by the board of directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

Section 78.320 of the Nevada Revised Statutes provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

The board of directors of Cyberbotanical and a person owning and having voting power in excess of 50% of the outstanding voting securities of Cyberbotanical have adopted, ratified and approved the name change and change in the authorized shares of Cyberbotanical (see the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to effect the proposed amendment.

-------------------------
     (1)Richard D. Surber, by virtue of his position as President of Kelly's Coffee Group, Inc. and CyberAmerica Corporation has voting power over the18,400,000 shares owned by Kelly's Coffee Group, Inc. and the 1,000,000 shares owned by CyberAmerica Corporation. Mr. Surber personally owns no shares of the Company's common stock.

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



The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's articles of incorporation consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on October 12, 2000, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to Cyberbotanical's articles of incorporation.

                                     ITEM 2.

                    STATEMENT THAT PROXIES ARE NOT SOLICITED

    WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
                                      PROXY

                                     ITEM 3.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendment to Cyberbotanical's articles of incorporation or in any action covered by the related resolutions adopted by the board of directors, which is not shared by all other stockholders.

                             ADDITIONAL INFORMATION

Additional information concerning Cyberbotanical, including its Form 10-SB initial registration statement and quarterly reports on Form 10-QSB for the past two quarters, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.




Dated: October 12, 2000



                                  By Order of the Board of Directors


                                  /s/  Richard D. Surber
                                  -------------------------------
                                  Richard D. Surber, President










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